Exhibit 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Delivers 4th Consecutive Year of Double-Digit

Net New Client Asset Growth Rate

Conference Call Postponed until 11-5-12 Due to Inclement Weather on East Coast

Net New Client Assets of $41 billion, 11% Annual Growth Rate

Increases Quarterly Dividend 50% to $0.09 Per Share

Diluted Earnings Per Share of $1.06

OMAHA, Neb., October 29, 2012 – TD Ameritrade Holding Corporation (NYSE: AMTD) has released results for fiscal 2012. Despite a continued difficult economic environment, the Company gathered $41 billion of net new client assets, maintaining its industry-leading, double-digit net new client asset growth rate for the 4th consecutive year.

The Company’s results for the fiscal year ended Sept. 30, 2012 include the following: (1)

•	Net income of $586 million, or $1.06 per diluted share

•	Average client trades per day of approximately 360,000, an activity rate of 6.3 percent(2)

•	Net new client assets of $41 billion, an annual growth rate of 11 percent of beginning client assets

•	Net revenues of $2.6 billion, 56 percent of which were asset-based

•	Pre-tax income of $906 million, or 34 percent of net revenues

•	EBITDA of $1.1 billion, or 42 percent of net revenues(3)

•	Record interest rate-sensitive assets of $83 billion(4)

•	Record client assets of approximately $472 billion, up 25 percent year-over-year

“In each of the last four years, TD Ameritrade has delivered industry-leading, double-digit growth in asset gathering,” said Fred Tomczyk, president and chief executive officer. “In 2012 we grew total clients assets to a record $472 billion, up 25 percent year-over-year. We gathered $41 billion in net new client assets, an annual growth rate of 11 percent. We maintained our industry-leading position and again grew our market share in trading. And, we continued to make strategic investments in our client offering. We remain focused on what we can control, executing our strategy and building our long-term earnings power.”

“We’re proud of our financial performance given the challenging operating environment,” said Bill Gerber, executive vice president and chief financial officer. “We have increased our quarterly dividend by 50 percent to 9 cents, and we will continue to take a disciplined approach to expense management and process improvement. We remain optimistic for the long term given our business model, dedicated associates and growth momentum.”

Fiscal 2013 Outlook

The Company has also released an updated Outlook Statement which reflects expected earnings of $1.00 to $1.20 per share for its 2013 fiscal year.

More information on the fiscal 2013 forecast is available through the Company’s Outlook Statement, located in the “Investor” section of its Web site, www.amtd.com.

Fourth Quarter 2012 Results

In addition, the Company has released its results for the quarter ended Sept. 30, 2012, which include the following: (1)

•	Average client trades per day of approximately 328,000, an activity rate of 5.7 percent(2)

•	Net new client assets of approximately $10 billion, an annualized growth rate of 9 percent

•	Net revenues of $647 million, 58 percent of which were asset-based

•	Pre-tax income of $225 million, or 35 percent of net revenues

•	Net income of $143 million, or $0.26 per diluted share

•	EBITDA of $274 million, or 42 percent of net revenues(3)

Stock Repurchases

During the fourth quarter of fiscal 2012, TD Ameritrade repurchased 1.8 million shares of its common stock at an average price of $16.38 per share, for approximately $30 million. For the full year of fiscal 2012, the Company has used approximately $196 million to repurchase 11.8 million shares at an average price of $16.58 per share.

Quarterly Dividend Increase

The Company has declared a $0.09 per share quarterly cash dividend, an increase of 50 percent, from the previous quarter’s dividend. The dividend is payable on Nov. 23, 2012 to all holders of record of common stock as of Nov. 9, 2012.

“In 2012, TD Ameritrade returned 56 percent of our net income to our shareholders,” Tomczyk continued. “Increasing our quarterly dividend by 50 percent to $0.09 per share is another effective way for us to continue returning that capital and expand our investor base. Our financial position and cash flow remain healthy, providing us with the continued flexibility to return capital to our shareholders while investing in future growth in these challenging macroeconomic times.”

Conference Call to discuss results to be rescheduled

The company’s conference call discussing these results has been rescheduled for Monday, Nov. 5, 2012 at 8:30 a.m. ET (7:30 a.m. CT). Questions from analysts and the media will be addressed following the formal presentation, and executives will not be available for comment about the results until that time. However, financial information related to this press release, such as monthly operating metrics, an updated Outlook Statement, and the company’s standard presentation slides has been posted to the company’s corporate web site, www.amtd.com.

“We considered a number of alternatives, given the inclement weather situation on the East coast,” Tomczyk continued. “While we are still open for business, we have a large number of shareholders and analysts in the affected area, and we believe that this was the right decision to make. We will share our comments on the quarter and our fiscal year during Monday’s conference call.”

Accessing the Conference Call

Participants may listen to the conference call by dialing 877-881-2595. The Company will also webcast the call through its corporate web site, www.amtd.com. Participants will be able to access the webcast from the Events and Presentations section of the site. A transcript of the webcast will also be available online beginning Tuesday, Nov. 6, 2012.

A phone replay of the call will be available by dialing 855-859-2056 and entering the Conference ID 14145637 beginning at 11:30 a.m. ET (10:30 a.m. CT) on Nov. 5, 2012. This replay will be available until 11:59 p.m. ET (10:59 p.m. CT) on Nov. 12, 2012. Interested parties may also view an archived version of the webcast, which will be available on www.amtd.com immediately following the call.

The Company asks that interested parties visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. You can also follow the Company on Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

AMTD-E

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how—bringing Wall Street to Main Street for more than 37 years. An official sponsor of the 2012 U.S. Olympic Team, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit the TD Ameritrade newsroom or www.amtd.com for more information.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2011 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1	Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.
2	Funded account activity rate (AR%). Average client trades per day during the period divided by the average number of total funded accounts during the period.
3	See attached reconciliation of non-GAAP financial measures.
4	Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of September 30, 2012.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$256	$266	$315	$1,087	$1,228

Asset-based revenues:
Interest revenue	117	120	125	456	497
Brokerage interest expense	(1)	(2)	(1)	(6)	(5)

Net interest revenue	116	118	124	450	492

Insured deposit account fees	207	206	200	828	763
Investment product fees	52	54	41	196	166

Total asset-based revenues	375	378	365	1,474	1,421

Other revenues	16	23	24	80	114

Net revenues	647	667	704	2,641	2,763

Operating expenses:
Employee compensation and benefits	167	176	174	690	675
Clearing and execution costs	23	22	28	89	100
Communications	28	29	25	111	107
Occupancy and equipment costs	38	36	38	150	142
Depreciation and amortization	19	18	17	72	67
Amortization of acquired intangible assets	23	23	24	92	97
Professional services	39	40	47	168	170
Advertising	58	50	49	248	253
Other	20	19	33	87	104

Total operating expenses	415	413	435	1,707	1,715

Operating income	232	254	269	934	1,048

Other expense (income):
Interest on borrowings	7	7	7	28	32
Loss on debt refinancing	—	—	—	—	1
Gain on sale of investments	—	—	(2)	—	(2)

Total other expense (income)	7	7	5	28	31

Pre-tax income	225	247	264	906	1,017

Provision for income taxes	82	93	100	320	379

Net income	$143	$154	$164	$586	$638

Earnings per share—basic	$0.26	$0.28	$0.29	$1.07	$1.12
Earnings per share—diluted	$0.26	$0.28	$0.29	$1.06	$1.11

Weighted average shares outstanding—basic	546	548	562	548	570
Weighted average shares outstanding—diluted	551	553	568	554	576

Dividends declared per share	$0.06	$0.06	$0.05	$0.24	$0.20

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Sept. 30, 2012	Sept. 30, 2011
Assets:
Cash and cash equivalents	$915	$1,032
Short-term investments	154	4
Segregated cash and investments	4,030	2,519
Broker/dealer receivables	1,110	834
Client receivables, net	8,647	8,059
Goodwill and intangible assets	3,399	3,491
Other	1,258	1,187

Total assets	$19,513	$17,126

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$1,992	$1,710
Client payables	10,728	8,979
Long-term debt	1,345	1,337
Other	1,023	984

Total liabilities	15,088	13,010

Stockholders’ equity	4,425	4,116

Total liabilities and stockholders’ equity	$19,513	$17,126

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Key Metrics:
Net new assets (in billions)	$10.1	$9.7	$12.4	$40.8	$41.5
Net new asset growth rate (annualized)	9%	9%	12%	11%	12%
Average client trades per day	328,280	355,449	415,739	359,631	398,986

Profitability Metrics:
Operating margin	35.9%	38.1%	38.1%	35.4%	37.9%
Pre-tax margin	34.9%	37.0%	37.5%	34.3%	36.8%
Return on client assets (annualized)	0.20%	0.22%	0.26%	0.21%	0.26%
Return on average stockholders’ equity (annualized)	13.1%	14.3%	15.7%	13.8%	15.7%
EBITDA(1) as a percentage of net revenues	42.5%	44.3%	44.3%	41.6%	43.9%

Debt and Liquidity Metrics:
Interest on borrowings (in millions)	$7	$7	$7	$28	$32
Average debt outstanding (in billions)	$1.3	$1.3	$1.3	$1.3	$1.3
Leverage ratio (average debt/annualized EBITDA(1))	1.1	1.1	1.0	1.1	1.0
Interest coverage ratio (EBITDA(1)/interest on borrowings)	40.0	41.8	45.9	38.9	37.9
Liquid assets—management target(1) (in billions)	$1.1	$1.0	$0.9	$1.1	$0.9
Liquid assets—regulatory threshold(1) (in billions)	$1.6	$1.6	$1.4	$1.6	$1.4
Cash and cash equivalents (in billions)	$0.9	$0.9	$1.0	$0.9	$1.0

Transaction-Based Revenue Metrics:
Total trades (in millions)	20.5	22.4	26.6	89.9	100.7
Average commissions and transaction fees per trade(2)	$12.47	$11.88	$11.85	$12.09	$12.18
Average client trades per funded account (annualized)	14.3	15.5	18.7	15.8	18.2
Activity rate—funded accounts	5.7%	6.2%	7.4%	6.3%	7.2%
Trading days	62.5	63.0	64.0	250.0	252.5

Spread-Based Asset Metrics:
Average interest-earning assets (in billions)	$14.8	$15.2	$13.5	$14.9	$13.8
Average insured deposit account balances (in billions)	61.4	59.0	54.0	59.4	48.5

Average spread-based balance (in billions)	$76.2	$74.2	$67.5	$74.3	$62.3

Net interest revenue (in millions)	$116	$118	$124	$450	$492
Insured deposit account fee revenue (in millions)	207	206	200	828	763

Spread-based revenue (in millions)	$323	$324	$324	$1,278	$1,255

Avg. annualized yield—interest-earning assets	3.06%	3.08%	3.57%	2.97%	3.52%
Avg. annualized yield—insured deposit account fees	1.32%	1.38%	1.45%	1.37%	1.55%
Net interest margin (NIM)	1.66%	1.73%	1.87%	1.69%	1.99%

Interest days	92	91	92	366	365

Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$4.9	$4.9	$8.5	$5.1	$8.7
Average annualized yield	0.05%	0.09%	0.06%	0.07%	0.10%

Fee revenue (in millions)	$1	$1	$1	$3	$8

Market fee-based investment balances:
Average balance (in billions)	$88.7	$83.3	$71.7	$81.0	$69.6
Average annualized yield	0.23%	0.25%	0.22%	0.23%	0.22%

Fee revenue (in millions)	$51	$53	$40	$193	$158

Average fee-based investment balances (in billions)	$93.6	$88.2	$80.1	$86.1	$78.3
Average annualized yield	0.22%	0.24%	0.20%	0.22%	0.21%

Investment product fee revenue (in millions)	$52	$54	$41	$196	$166

Client Account and Client Asset Metrics:
New accounts opened	190,000	171,000	150,000	684,000	645,000

Funded accounts (beginning of period)	5,736,000	5,703,000	5,592,000	5,617,000	5,455,000
Funded accounts (end of period)	5,764,000	5,736,000	5,617,000	5,764,000	5,617,000
Percentage change during period	0%	1%	0%	3%	3%

Client assets (beginning of period, in billions)	$445.0	$452.4	$413.7	$378.7	$354.8
Client assets (end of period, in billions)	$472.3	$445.0	$378.7	$472.3	$378.7
Percentage change during period	6%	(2%)	(8%)	25%	7%

(1)	See attached reconciliation of non-GAAP financial measures.
(2)	Average commissions and transaction fees per trade excludes TD Waterhouse UK business.

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$3.7	$4.0	$2.9	$4.4	$3.0
Average annualized yield	0.14%	0.10%	0.01%	0.08%	0.07%

Interest revenue (in millions)	$1	$1	$0	$4	$2

Client margin balances:
Average balance (in billions)	$8.4	$8.7	$8.5	$8.2	$8.8
Average annualized yield	4.04%	4.13%	4.35%	4.13%	4.39%

Interest revenue (in millions)	$87	$91	$94	$345	$390

Securities borrowing/lending
Average securities borrowing balance (in billions)	$1.0	$0.9	$0.6	$0.8	$0.8
Average securities lending balance (in billions)	$2.0	$2.3	$1.8	$2.0	$1.9

Interest revenue (in millions)	$29	$28	$30	$106	$104
Interest expense (in millions)	(1)	(2)	(1)	(5)	(3)

Net interest revenue—securities borrowing/lending (in millions)	$28	$26	$29	$101	$101

Other cash and interest-earning investments:
Average balance (in billions)	$1.7	$1.6	$1.5	$1.5	$1.2
Average annualized yield	0.07%	0.06%	0.10%	0.09%	0.10%

Interest revenue—net (in millions)	$0	$0	$1	$1	$1

Client credit balances:
Average balance (in billions)	$8.7	$9.1	$8.3	$9.2	$8.4
Average annualized cost	0.01%	0.01%	0.02%	0.01%	0.02%

Interest expense (in millions)	($0)	($0)	($0)	($1)	($2)

Average interest-earning assets (in billions)	$14.8	$15.2	$13.5	$14.9	$13.8
Average annualized yield	3.06%	3.08%	3.57%	2.97%	3.52%

Net interest revenue (in millions)	$116	$118	$124	$450	$492

NOTE:	See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In millions, except percentages

(Unaudited)

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2012		June 30, 2012		Sept. 30, 2011		Sept. 30, 2012		Sept. 30, 2011
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$274	42.5%	$295	44.3%	$312	44.3%	$1,098	41.6%	$1,213	43.9%
Less:
Depreciation and amortization	(19)	(3.0%)	(18)	(2.7%)	(17)	(2.4%)	(72)	(2.7%)	(67)	(2.4%)
Amortization of acquired intangible assets	(23)	(3.5%)	(23)	(3.4%)	(24)	(3.5%)	(92)	(3.5%)	(97)	(3.5%)
Interest on borrowings	(7)	(1.1%)	(7)	(1.1%)	(7)	(1.0%)	(28)	(1.1%)	(32)	(1.2%)
Provision for income taxes	(82)	(12.7%)	(93)	(14.0%)	(100)	(14.2%)	(320)	(12.1%)	(379)	(13.7%)

Net income	$143	22.2%	$154	23.1%	$164	23.3%	$586	22.2%	$638	23.1%

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2012	2012	2012	2011	2011
Liquid Assets—Management Target (2)
Liquid assets—management target	$1,054	$993	$917	$918	$852
Plus: Broker-dealer cash and cash equivalents	406	387	507	444	656
Trust company cash and cash equivalents	95	74	75	62	109
Investment advisory cash and cash equivalents	11	25	18	11	7
Less: Corporate short-term investments	(150)	(126)	(50)	—	—
Excess broker-dealer regulatory net capital	(501)	(443)	(441)	(517)	(592)

Cash and cash equivalents	$915	$910	$1,026	$918	$1,032

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2012	2012	2012	2011	2011
Liquid Assets—Regulatory Threshold (2)
Liquid assets—regulatory threshold	$1,611	$1,554	$1,485	$1,422	$1,408
Plus: Broker-dealer cash and cash equivalents	406	387	507	444	656
Trust company cash and cash equivalents	95	74	75	62	109
Investment advisory cash and cash equivalents	11	25	18	11	7

Less: Corporate short-term investments	(150)	(126)	(50)	—	—
Excess trust company Tier 1 capital	(10)	(10)	(10)	(9)	(9)
Excess broker-dealer regulatory net capital	(1,048)	(994)	(999)	(1,012)	(1,139)

Cash and cash equivalents	$915	$910	$1,026	$918	$1,032

Note:	The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company’s senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
(2)	Our liquid assets metrics are considered non-GAAP financial measures as defined by SEC Regulation G. We include the excess capital of our broker-dealer and trust company subsidiaries in the calculation of our liquid assets metrics, rather than simply including broker-dealer and trust company cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer and trust company subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer and trust company subsidiaries to the parent company. We consider our liquid assets metrics to be important measures of our liquidity and of our ability to fund corporate investing and financing activities. The liquid assets metrics should be considered as supplemental measures of liquidity, rather than as substitutes for cash and cash equivalents.

We define “liquid assets—management target” as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). “Liquid assets – management target” is based on more conservative measures of broker-dealer net capital than “liquid assets – regulatory threshold” (defined below) because we prefer to maintain significantly more conservative levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require. We consider “liquid assets—management target” to be a measure that reflects our liquidity that would be readily available for corporate investing or financing activities under normal operating circumstances.

We define “liquid assets—regulatory threshold” as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments, (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 5% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of the applicable “early warning” net capital requirement and (d) Tier 1 capital of our trust company in excess of the minimum dollar requirement. We consider “liquid assets—regulatory threshold” to be a measure that reflects our liquidity that would be available for corporate investing or financing activities under unusual operating circumstances, such as the need to provide funding for significant strategic business transactions.